Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation of	(I.R.S. Employer
organization if not a U.S. national bank)	Identification Number)

240 Greenwich Street, New York, NY 10286,
United States of America	10286
(Address of principal executive offices)	(Zip Code)

American Honda Motor Co., Inc.

1919 Torrance Blvd

Torrance, CA 90501

United States

1-310-783-2265

(Name, address and telephone number of agent for service)

HONDA GIKEN KOGYO KABUSHIKI KAISHA

(Exact name of obligor as specified in its charter)

JAPAN	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1-1, Minami-Aoyama 2-chome
Minato-ku, Tokyo 107-8556
Japan	107-8556
(Address of principal executive offices)	(Zip Code)

SENIOR DEBT SECURITIES

(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the trustee –

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York

One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York

33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation

550 17th Street, NW, Washington, D.C. 20429

The Clearing House Association L.L.C.

100 Broad Street, New York, N.Y. 10004

(b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 16. List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.	Exhibit 7 to Form T-1.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Singapore, on the 25th day of February, 2022.

The Bank of New York Mellon

(Trustee)

By:	/s/ LARISSA G. LAMBINO
Name: LARISSA G. LAMBINO
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, NY 10286, United States of America

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2021, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,236,000
Interest-bearing balances	111,594,000
Securities:
Held-to-maturity securities	56,862,000
Available-for-sale debt securities	101,202,000
Equity securities with readily determinable fair values not held for trading	3,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	12,623,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	31,038,000
LESS: Allowance for loan and lease losses	177,000
Loans and leases held for investment, net of allowance	30,861,000
Trading assets	11,791,000
Premises and fixed assets (including capitalized leases)	2,938,000
Other real estate owned	1,000
Investments in unconsolidated subsidiaries and associated companies	1,523,000
Direct and indirect investments in real estate ventures	0
Intangible assets	7,069,000
Other assets	14,522,000

Total assets	356,225,000

LIABILITIES

Deposits:
In domestic offices	197,707,000
Noninterest-bearing	89,955,000
Interest-bearing	107,752,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	114,105,000
Noninterest-bearing	7,084,000
Interest-bearing	107,021,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices .	0
Securities sold under agreements to repurchase	4,711,000
Trading liabilities	2,940,000
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	741,000

Dollar amounts in thousands
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	7,623,000

Total liabilities	327,827,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,763,000
Retained earnings	16,487,000
Accumulated other comprehensive income	-987,000
Other equity capital components	0
Total bank equity capital	28,398,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	28,398,000

Total liabilities and equity capital	356,225,000

I, Emily Portney, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Emily Portney

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas P. Gibbons Samuel C. Scott Joseph J. Echevarria	Directors